EXHIBIT 10(g)

                                   ALLONGE TO
                                 PROMISSORY NOTE
                             DATED NOVEMBER 20, 1997
                           IN THE SUM OF $1,726,725.00




                                                       As of June 30, 2002


     This Allonge is to be attached to and thereby made a part of the Promissory Note executed by Ronson Aviation, Inc., a corporation of the State of New Jersey, and delivered to Summit Bank (predecessor-in-interest to Summit Business Capital Corp.) in the principal amount of One Million Seven Hundred Twenty-Six Thousand Seven Hundred Twenty-Five ($1,726,725.00) Dollars and amends same by amending the (i) paragraph labeled "Payment Schedule", the subparagraph regarding "Principal", to change the maturity date of final payment from "April 20, 2003" to "June 30, 2005". All other payment terms shall remain the same and the new date on which all principal, interest and fees shall be due and payable is June 30, 2005; and (ii) paragraph labeled "Rate" by replacing "1.50%" as the margin with "1.00%". For the purposes herein, the term Prevailing Base Rate shall mean the rate of interest announced or quoted by Fleet National Bank (the "Bank") from time to time as its prime rate for commercial loans, whether or not such rate is the lower rate charged by the Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by the Bank as a substitute therefore shall be the Prevailing Base Rate.



ATTEST:                                   RONSON AVIATION, INC.


By: /s/ Daryl K. Holcomb                  By: /s/ Louis V.Aronson II
    --------------------                      ----------------------
        Daryl K. Holcomb                          Louis V. Aronson, II
        Vice President and                        President and
        Chief Financial Officer                   Chief Executive Officer


ACCEPTED AND AGREED:

SUMMIT BUSINESS CAPITAL CORP.


By: /s/ Vincent Giglio
    ------------------
        Vincent Giglio, Vice President